As filed with the Securities and Exchange Commission on October 30, 1998
                                   Registration No. 333-36291

              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                        Post-Effective
                        Amendment No. 1
                              to
                           FORM S-2
                    REGISTRATION STATEMENT
                             UNDER
                  THE SECURITIES ACT OF 1933

                        GOLD KIST INC.
    (Exact name of Registrant as specified in its charter)


Georgia                            58-025560
(State or other jurisdiction of    (I.R.S. Employer
incorporation or organization)     Identification No.)

              244 Perimeter Center Parkway, N.E.
                    Atlanta, Georgia  30346
                        (770) 393-5000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                    Alexander W. Patterson
                       Alston & Bird LLP
                      One Atlantic Center
                  1201 West Peachtree Street
                 Atlanta, Georgia  30309-3424
                        (404) 881-7688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies to:
Peter J. Gibbons                        J. David Dyson
Vice President - Finance                Secretary
Gold Kist Inc.                          Agvestments, Inc.
Post Office Box 2210                    Post Office Box 2210
Atlanta, Georgia  30301                 Atlanta, Georgia
30301

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       INTRODUCTORY NOTE

     The following securities, which have not been sold, of Gold Kist Inc., a Georgia corporation (the "Company") are hereby removed from registration:

$4,668,635 - 8.25% Fifteen Year Subordinated Capital
          Certificates of Interest (Series D)
$3,668,723 - 8.00% Ten Year Subordinated Capital
          Certificates of Interest (Series D)
$9,539,879 - 7.75% Seven Year Subordinated Capital
          Certificates of Interest (Series A)
$3,762,663 - 7.50% Five Year Subordinated Capital
          Certificates of Interest (Series C)
$8,124,784 - 7.00% Three Year Subordinated Capital
          Certificates of Interest (Series A)
$10,260,284 - 6.75% Two Year Subordinated Capital
          Certificates of Interest (Series A)
$1,119,947 - 6.30% One Year Subordinated Loan
          Certificates (Series C)
$29,967,326  - 6.40% One Year Subordinated Large
          Denomination Loan Certificates (Series A)
$12,917,149 - 5.60% Six Month Subordinated Large
          Denomination Loan Certificates (Series A)

This request is made because the Company has completed the sale of, inter alia, its retail stores division, which had served as the principle means of distribution of the securities through its wholly-owned subsidiary and registered broker/dealer, Agvestments, Inc. In light of this disposition, the Company has decided to discontinue its debt financing program. Accordingly, this Post-Effective Amendment No. 1 is being filed in order to remove from registration all of the unsold securities.

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 30, 1998.

                         GOLD KIST INC.

                         By:/s/ G. O. Coan
                         G. O. Coan,
                         Chief Executive Officer
                         (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.

  /s/ G. O. Coan    Chief Executive          October 30, 1998
G. O. Coan          Officer
                    (Principal Executive
                    Officer)

/s/ Peter J. Gibbons Vice President -        October 30, 1998
Peter J. Gibbons     Finance
                     (Principal Financial
                     Officer)

/s/ W. F. Pohl, Jr. Controller               October  30, 1998
W. F. Pohl, Jr.     (Principal Accounting
                    Officer)

/s/ W. P. Smith, Jr.     Director            October  30, 1998
W. P. Smith, Jr.

/s/ Fred K. Norris, Jr.  Director            October  30, 1998
Fred K. Norris, Jr.

/s/ Dan Smalley          Director            October  30, 1998
Dan Smalley

/s/ Phil Ogletree, Jr.   Director            October  30, 1998
Phil Ogletree, Jr.

/s/ James E. Brady, Jr.  Director            October  30, 1998
James E. Brady, Jr.

/s/ A. Jack Nally        Director            October  30, 1998
A. Jack Nally

/s/ W. Kenneth Whitehead Director            October  30, 1998
W. Kenneth Whitehead

/s/ H. Michael Davis     Director            October  30, 1998
H. Michael Davis

/s/ Herbert A. Daniel, Jr. Director          October  30, 1998
Herbert A. Daniel, Jr.